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                                                                    Exhibit 99.1

Crown Castle International

                                                                    News Release

                                 Contacts:   W. Benjamin Moreland, CFO
                                             Jay Brown, VP Finance
                                             Crown Castle International Corp.
                                             713-570-3000
FOR IMMEDIATE RELEASE
                                             Ken Dennard / kdennard@easterly.com
                                             Lisa Elliott / lisae@easterly.com
                                             DRG&E
                                             713-529-6600

            CROWN CASTLE INTERNATIONAL ELECTS TO REDEEM 10 5/8% BONDS DUE 2007; RAISES FREE CASH FLOW EXPECTATIONS FOR 2003 AND 2004

May 30, 2003 - HOUSTON, TEXAS - Crown Castle International Corp. (NYSE:CCI) today announced it has elected to redeem its 10 5/8% Senior Discount Notes due 2007 at the contractual call price of 105.313% of principal. The trustee, The Bank of New York, will issue a notice of redemption to holders of record and Crown Castle expects the redemption to occur on or about July 7, 2003. There are currently approximately $239.2 million of these bonds outstanding and the redemption of these bonds will result in a reduction of annual cash interest expense of approximately $25.4 million.

     "The redemption of these bonds reflects the flexibility and strength of our liquidity position and our continued efforts to meaningfully increase free cash flow," stated John P. Kelly, CEO of Crown Castle. "Pro forma for this transaction we expect to end 2003 with more than $335 million in cash and cash equivalents plus approximately $300 million in availability under our senior credit facilities. As such, we believe additional opportunities remain to reduce interest expense and increase free cash flow by optimizing our balance sheet, which we expect will enhance value to our common shareholders."

OUTLOOK

     The following statements and outlook table are based on current expectations and assumptions and assume a US dollar to UK pound exchange rate of
1.55 dollars to 1.00 pound

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and a US dollar to Australian dollar exchange rate of 0.50 US dollars to 1.00
Australian dollar. The following Outlook information contains forward-looking statements, and actual results may differ materially. Information regarding potential risks which could cause actual results to differ from the forward-looking statements herein are set forth below and in the Company's filings with the Securities and Exchange Commission.

     Based on the redemption of the 10 5/8% Senior Discount Notes, Crown Castle has adjusted certain elements of its previously provided financial guidance, which results in expected net cash provided by operating activities for 2003 increasing from between $160 million to $200 million to between $169 million and $209 million and expected net cash provided by operating activities for 2004 increasing from between $140 million and $210 million to between $165 million and $235 million. Further, expected free cash flow for 2003 increased from between $20 million and $50 million to between $29 million and $59 million for the full year 2003, and expected free cash flow in 2004 increased from between $50 million and $80 million to between $75 million and $105 million. The increase in expected net cash provided by operating activities for 2003 and expected free cash flow for 2003 reflects the effect of accrued interest on the date of redemption and the November 15th timing of the semi-annual interest payment. Crown Castle's 2003 and 2004 projected net cash provided by operating activities assumes the effect of converting paid-in-kind interest to cash pay for the 10 3/8%, and 11 1/4% Senior Discount Notes and the 12 3/4% Senior Exchangeable Preferred Stock.

The following table sets forth Crown Castle's current outlook:

(dollars in millions):

                                                      Full Year   Full Year
                                                         2003        2004
                                                      ---------   ---------
Site rental and broadcast transmission revenue        750 to 765  765 to 820

Net cash provided by operating activities             169 to 209  165 to 235

Capital expenditures                                   95 to 115   80 to 130

BT site acquisition                                       33           -

Free cash flow                                         29 to 59    75 to 105

US site builds (# of sites)                            10 to 20     0 to 20

UK site builds (# of sites)                           220 to 260  200 to 480

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     Crown Castle International Corp. engineers, deploys, owns and operates technologically advanced shared wireless infrastructure, including extensive networks of towers and rooftops as well as analog and digital audio and television broadcast transmission systems. Crown Castle offers near-universal broadcast coverage in the United Kingdom and significant wireless communications coverage to 68 of the top 100 United States markets, to more than 95 percent of the UK population and to more than 92 percent of the Australian population. Crown Castle owns, operates and manages over 15,500 wireless communication sites internationally. For more information on Crown Castle, visit: www.crowncastle.com.

            Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on our management's current expectations and are subject to risks, uncertainties and assumptions. Such statements include, but are not limited to, plans, projections and estimates regarding (i) the redemption date of the 10 5/8% Senior Discount Notes, (ii) our ability to increase free cash flow and reduce interest expense,
(iii) cash levels and availability under our credit facilities, (iv) currency exchange rates, (v) revenues, (vi) net cash provided by operating activities,
(vii) capital expenditures, (viii) free cash flow and (ix) sites to be constructed.

The forward-looking statements are subject to certain risks, uncertainties and assumptions including, but not limited to, the success or failure of our efforts to implement our business strategy and the following:

     o Our substantial level of indebtedness could adversely affect our ability to react to changes in our business and limit our ability to use debt to fund future capital needs.

     o If we are unable to service our indebtedness, our indebtedness may be accelerated.

     o Our business depends on the demand for wireless communications, which has been and may continue to be lower and slower than anticipated.

     o The continuation of the current economic and telecommunications industry slowdown could materially and adversely affect our business and the business of our customers.

     o    We may be unable to manage our significant growth.

     o The loss, consolidation or financial instability of any of our limited number of customers could materially decrease revenues.

     o Restrictive covenants on our debt instruments may limit our ability to take actions that may be in our best interests.

     o We operate in an increasingly competitive industry and many of our competitors have significantly more resources than we do or have less debt than we do.

     o Technology changes may significantly reduce the demand for towers and wireless communications sites.

     o 2.5G/3G and other technologies, including digital terrestrial television, may not deploy or be adopted by customers as rapidly or in the manner projected.

     o Carrier consolidation or reduced carrier expansion may significantly reduce the demand for towers and wireless communication sites.

     o Network sharing and other agreements among our customers may act as alternatives to leasing sites from us.

     o Demand for our network services business is very volatile which causes our network services operating results to vary significantly for any particular period.

     o We may need additional financing for strategic growth opportunities which may not be available.

     o We generally lease or sublease the land under our sites and towers and may not be able to maintain these leases at commercially viable rates. The loss of any of our ground leases could result in retirement obligations.

     o Laws and regulations, which could change at any time, govern our business and industry, and we could fail to comply with these laws and regulations.

     o We could suffer from future claims if radio frequency emissions from equipment on our sites and towers are demonstrated to cause negative health effects.

     o Our international operations expose us to changes in foreign currency exchange rates.

     o    We are heavily dependent on our senior management.

     o Certain provisions of our certificate of incorporation, bylaws and operative agreements and domestic and international competition laws could make it more difficult for a third party to acquire control of us or for us to acquire control of a third party, even if such a change in control would be beneficial to our stockholders.

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     o    Sales or issuances, including as dividends, of a substantial number of shares of our common stock could adversely affect the market price of our common stock.

     o    Disputes with customers and suppliers may adversely affect results.

     o The carrying value of our sites and related goodwill may be subject to impairment in the future if we are unable to add sufficient additional tenants to the sites.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors, which could affect our results, is included in our filings with the Securities and Exchange Commission.